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EXHIBIT 5.1

CONSENT OF INDEPENDENT CHARTERED PROFESSIONAL ACCOUNTANTS

        We hereby consent to the incorporation by reference in this amendment no. 2 to the registration statement on form F-10, dated June 15, 2016 (the "registration statement") of Suncor Energy Inc. of our report to the shareholders of Suncor Energy Inc. dated February 24, 2016 on the consolidated balance sheets of Suncor Energy Inc. as at December 31, 2015 and December 31, 2014 and the consolidated statements of comprehensive (loss) income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting of Suncor Energy Inc. as of December 31, 2015, which appears in Suncor Energy Inc.'s Annual Report on Form 40-F for the year ended December 31, 2015. We also consent to the reference to us under the heading "Auditor" in the prospectus contained in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta, Canada
June 15, 2016

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  EXHIBIT 5.1
CONSENT OF INDEPENDENT CHARTERED PROFESSIONAL ACCOUNTANTS